[Letterhead of Gordon Altman Butowsky Weitzen Shalov & Wein]

                              August 30, 1996

Olsten Corporation
175 Broad Hollow Road
Melville, NY  11747-8905


          Re:  Olsten Corporation -- Post-Effective Amendment

Ladies and Gentlemen:

          In connection with the Post Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-4 ("Registration Statement") filed under the Securities Act of 1933, as amended ("1933 Act"), we hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                         /s/  GORDON, ALTMAN, BUTOWSKY, WEITZEN
                               SHALOV & WEIN